Exhibit 23.1

Tel: 713-960-1706 Fax: 713-960-9549 www.bdo.com	2929 Allen Parkway, 20th Floor Houston, TX 77019

Consent of Independent Registered Public Accounting Firm

SilverBow Resources, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 3, 2022, relating to the consolidated financial statements and the effectiveness of SilverBow Resources, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

May 13, 2022

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms